Exhibit 3.1




                            CERTIFICATE OF AMENDMENT


                                     TO THE


                          CERTIFICATE OF INCORPORATION


                                       OF


                                 BTHC VII, INC.


                              --------------------

         BTHC VII, INC., a corporation organized and existing under the laws of the State of Delaware by the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on June 7, 2005 (the "CORPORATION"), pursuant to the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY THAT:

         FIRST: By unanimous written consent pursuant to Section 141(f) of the DGCL, the Board of Directors of the Corporation on July 27, 2007 duly adopted resolutions in accordance with Section 242 of the DGCL, setting forth a proposed Amendment to the Certificate of Incorporation of the Corporation (the "AMENDMENT"), declaring the Amendment to be advisable and authorizing the solicitation of consent of the Amendment from the sole stockholder of the Corporation.

         SECOND: Thereafter, pursuant to the Unanimous Written Consent of the Board of Directors of the Corporation, the Amendment was submitted to the holders of the majority of the issued and outstanding shares of the Corporation (the "MAJORITY STOCKHOLDERS") and, pursuant to Sections 228 and 242 of the DGCL, the Majority Stockholder consented to and adopted the Amendment by written consent.

         THIRD: The First Article of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety and replaced with the following:

                        "First:  The name of the  Corporation is Whitehall
                  Jewelers  Holdings,  Inc. (the "Corporation")"

         FOURTH: Section 1 of the Fourth Article of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety and replaced with the following:

                        "Section 1. Authorization of Shares.

         The aggregate number of shares of capital stock which the Corporation will have authority to issue is 110,000,000 shares, consisting of 100,000,000 shares of common stock, having a par value of $.001 per share ("Common Stock"), and 10,000,000 shares of preferred stock, having a per value of $.001 per share ("Preferred Stock").

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         The Amendment was duly adopted in accordance with the provisions of
         Sections 228 and 242 of the DGCL.

                                      * * *



                            [Signature page follows]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed by the undersigned as of September 6, 2007.



                                          BTHC VII, INC.



                                          By: /s/ Robert Nachwalter
                                          --------------------------
                                          Name:  Robert Nachwalter
                                          Title: Senior Vice President and
                                                 General Counsel